Exhibit 99.1

FROM:	NEWTEK BUSINESS SERVICES, INC. (NASDAQ: NEWT)
212 West 35th Street
New York, NY 10001
http://www.thesba.com

Rubenstein Public Relations
Telephone: (212) 843-9335
Contact: Jonathan Goldberg / jgoldberg@rubensteinpr.com

Investor Relations
Telephone: (212) 273-8179
Contact: Jayne Cavuoto/ jcavuoto@thesba.com
Telephone: (646) 536-7331
Contact: Brett Mass/brett@haydenir.com

FOR IMMEDIATE RELEASE

NEWTEK BUSINESS SERVICES, INC. REPORTS 67% INCREASE

IN SECOND QUARTER 2013 DILUTED EPS TO $0.05

Second Quarter 2013 Total Operating Revenues Up 14.5% to $37 Million

Company Reaffirms 2013 Guidance; Expects 20% Growth in Diluted Earnings Per Share in 2013

New York, N.Y. - August 6, 2013 - Newtek Business Services, Inc. (NASDAQ: NEWT) (www.thesba.com) The Small Business Authority®, a provider of business services and financial products to the small- and medium-sized business market, reported today its financial results for the quarter ended June 30, 2013.

Second Quarter 2013 Consolidated Highlights:

•	Diluted earnings per share (“EPS”) were $0.05; an increase of 66.7% over $0.03 in the second quarter of 2012.

•	For the six months ended June 30, 2013, EPS were $0.09; an increase of 50.0% over $0.06 for the six months ended June 30, 2012.

•	Consolidated pretax income was $2.9 million; an increase of 48.0% over $1.9 million in the second quarter of 2012.

•	Net income attributable to Newtek Business Services, Inc. was $1.8 million; an increase of 48.2% over $1.2 million in the second quarter of 2012.

•	Modified EBITDA was $5.2 million; an increase of 39.3% over $3.7 million in the second quarter of 2012.

•	Operating revenues were $37.0 million; an increase of 14.5% over $32.3 million in the second quarter of 2012.

Second Quarter 2013 Operating Segment Highlights:

•	Small business finance segment pretax income was $2.0 million; an increase of 37.3% over $1.5 million in the second quarter of 2012.

•	The SBA lender funded $42.8 million in loans during the second quarter of 2013; an increase of 103.7% over $21.0 million in the second quarter of 2012.

•	Electronic payment processing segment pretax income was $2.5 million; an increase of 28.4% over $1.9 million in the second quarter of 2012.

Reaffirmation of 2013 Consolidated Guidance:

•	The Company expects:

•	EPS midpoint forecast at $0.18 per share, with a range of $0.17 and $0.19, which represents an increase of 20.0% over 2012 diluted EPS.

•	Revenue midpoint forecast at $148.2 million, with a range of $145.1 million and $151.2 million, which represents an increase of 13.0% over 2012 revenue.

•	Pretax income midpoint forecast at $11.5 million, with a range of $10.0 million and $13.0 million, which represents an increase of 22.3% over 2012 pretax income.

•	Modified EBITDA midpoint forecast at $20.9 million, with a range of $19.3 million and $22.4 million, which represents an increase of 25.4% over 2012 Modified EBITDA.

•	The Company expects to fund between $160 million and $190 million of SBA 7(a) loans in 2013.

•	The Company expects to increase its total loan servicing portfolio by a minimum of 32.4% to at least $700 million by the end of 2013.

Barry Sloane, Chairman, President and Chief Executive Officer said, “We are pleased with this quarter’s results, with a 67% increase in diluted earnings per share to $0.05. That said, historically, the second half of the year has proven to be stronger than the first half of the year. Having reached earnings of $0.09 per share for the first six months of this year, we believe we are well-poised to deliver at least 20% growth in earnings for 2013.”

“Our three primary segments - Small business finance, Electronic payment processing and Managed technology solutions - all made solid contributions to our overall results for the quarter.” Mr. Sloane explained, “We continue to be the largest non-bank SBA 7(a) lender and the 11th largest government-guaranteed SBA 7(a) lender in the U.S. including banks. Our funded loan amount increased by over 100% to $42.8 million in the second quarter, bringing total funded loans to almost $80 million for the first six months of the year. With our current robust lending pipeline of $391 million, we expect to grow our funded loans by approximately 63% to $175 million in 2013, and expect continued loan growth in 2014 and beyond.

Furthermore, we experienced an increase of nearly 30% in pretax income and approximately 10% revenue growth in our Electronic payment processing segment. We increased our average monthly processing volume per merchant by 8% year over year, and currently anticipate processing approximately $4.5 billion of annualized electronic payment processing volume by the end of 2013. Going forward, if we can increase our client base through our independent sales organization (ISO) channel, our Electronic payment processing segment should realize a significant increase in revenue during the second half of 2013.”

Finally, we are pleased to report that we have begun to reap the benefits of our repositioning strategy in our Managed technology solutions segment, evidenced by this quarter’s reversal to a slight year-over-year increase in revenue in this segment as well as the sequential upward trend in both revenue and pretax income over the first quarter of 2013. Our upgrade to Linux-based platforms and the increase in our cloud-based offerings have fostered the growth in this segment, and we believe will enable us to capture additional market share in this space. Notably, we continued to achieve year-over-year growth in key metrics including a 187% increase in new Linux accounts within our cloud environment. Cloud-computing instances and cloud service accounts increased by 8% and 31%, respectively, further illustrating the growth in our cloud-based offerings. As our strategy continues to take a greater hold, we fully expect to maintain this upward trend, and expect a year-over-year increase in revenue of approximately 3% in 2013.”

Mr. Sloane concluded, “The Small Business Authority® brand continues to provide high levels of satisfaction to independent business owners in all 50 states. Evidenced by our consistent top- and bottom-line growth, Newtek is quickly becoming the brand of choice for small- and medium-sized businesses with our myriad of financial and technological solutions coupled with our premier level of service. And while we have experienced significant growth both financially and operationally, we still have a tremendous opportunity to continue to penetrate the vast small- to medium-sized business market of over 27.5 million businesses. In short, we believe the best is yet to come, and we anticipate delivering our fourth consecutive year of growth and upward trending profitability in 2013, with guidance of a 13% increase in operating revenues and a 22% increase in pretax net income.”

Cautionary Statement

2013 Guidance information contained in this press release is based on management’s current expectations. These statements are forward-looking and actual results may differ materially. See “Note Regarding Forward-Looking Statements” below.

Use of Non-GAAP Financial Measures

In evaluating its business, Newtek considers and uses Modified EBITDA as a supplemental measure of its operating performance. The Company defines Modified EBITDA as earnings before income from tax credits, interest expense, taxes, depreciation and amortization, stock compensation expense, other than temporary decline in value of investments, Capco fair value change and the amortization of the 2011 accrued loss on the lease restructure. The Company also presents Modified EBITDA because it believes it is frequently used by securities analysts, investors and other interested parties as a measure of financial performance.

The term Modified EBITDA is not defined under U.S. generally accepted accounting principles, or U.S. GAAP, and is not a measure of operating income (loss), operating performance or liquidity presented in accordance with U.S. GAAP. Modified EBITDA has limitations as an analytical tool and, when assessing the Company’s operating performance, investors should not consider Modified EBITDA in isolation, or as a substitute for net income (loss) or other consolidated income statement data prepared in accordance with U.S. GAAP. Among other things, Modified EBITDA does not reflect the Company’s actual cash expenditures. Other companies may calculate similar measures differently than Newtek, limiting their usefulness as comparative tools. The Company compensates for these limitations by relying primarily on its GAAP results supplemented by Modified EBITDA.

Investor Conference Call and Webcast

A conference call to discuss second quarter 2013 results will be hosted by Barry Sloane, Chairman, President and Chief Executive Officer, and Jennifer Eddelson, Executive Vice President and Chief Accounting Officer, today, Tuesday, August 6, 2013 at 4:15 p.m. EDT. The live conference call can be accessed by dialing (877) 303-6993 or (760) 666-3611.

A live audio webcast of the call and the corresponding presentation will be available in the ‘Events & Presentation’ section of the Investor Relations portion of Newtek’s website at http://investor.newtekbusinessservices.com/events.cfm. A replay of the webcast with the corresponding presentation will be available on Newtek’s website shortly following the live presentation.

About Newtek Business Services, Inc.

Newtek Business Services, Inc., The Small Business Authority®, is a direct distributor of a wide range of business services and financial products to the small- and medium-sized business market under the Newtek® brand. Since 1999, Newtek has helped small- and medium-sized business owners realize their potential by providing them with the essential tools needed to manage and grow their businesses and to compete effectively in today’s marketplace. Newtek provides one or more of its services to over 100,000 business accounts and has positioned the Newtek® and The Small Business Authority brands as a one-stop-shop provider of such business services. According to the U.S. Small Business Administration, there are over 27.5 million small businesses in the United States, which in total represent 99.7% of all employer firms.

Newtek Business Services, The Small Business Authority®, provides the following products and services:

•

Electronic Payment Processing: eCommerce, electronic solutions to accept non-cash payments, including credit and debit cards, check conversion, remote deposit capture, ACH processing, and electronic gift and loyalty card programs.

•	Business Lending: Broad array of lending products including SBA 7(a) and SBA 504 loans.

•	Web Hosting: Full-service web host which offers eCommerce solutions, shared and dedicated web hosting and related services including domain registration and online shopping cart tools.

•	eCommerce: A suite of services that enable small businesses to get up and running on-line quickly and cost effectively, with integrated web design, payment processing and shopping cart services.

•	Web Services: Customized web design and development services.

•	Data Backup, Storage and Retrieval: Fast, secure, off-site data backup, storage and retrieval designed to meet the specific regulatory and compliance needs of any business.

•	Insurance Services: Commercial and personal lines of insurance, including health and employee benefits in all 50 states, working with over 40 insurance carriers.

•	Accounts Receivable Financing: Receivable purchasing and financing services.

•	Payroll: Complete payroll management and processing services.

•

The Newtek Advantage™: A mobile real-time SMB management platform that puts all of a business’s critical transactions and economic, eCommerce and web site traffic data on a smartphone, tablet, laptop or PC. The Newtek Advantage™ provides the intelligence that businesses require and will give them the advantage to succeed. This revolutionary platform will allow owners and operators of small- and medium-sized businesses to manage their businesses from their mobile device anywhere, anytime, all without an IT department.

The Small Business Authority® is a registered trademark of Newtek Business Services, Inc., and neither are a part of or endorsed by the U.S. Small Business Administration.

Note Regarding Forward-Looking Statements

Statements in this press release including statements regarding Newtek’s beliefs, expectations, intentions or strategies for the future, may be “forward-looking statements” under the Private Securities Litigation Reform Act of 1995. All forward-looking statements involve a number of risks and uncertainties that could cause actual results to differ materially from the plans, intentions and expectations reflected in or suggested by the forward-looking statements. Such risks and uncertainties include, among others, intensified competition, operating problems and their impact on revenues and profit margins, anticipated future business strategies and financial performance, anticipated future number of customers, business prospects, legislative developments and similar matters. Risk factors, cautionary statements and other conditions which could cause Newtek’s actual results to differ from management’s current expectations are contained in Newtek’s filings with the Securities and Exchange Commission and available through http://www.sec.gov.

For more information, please visit www.thesba.com.

Contact:

Newtek Business Services, Inc.

Barry Sloane

Chairman and CEO

212-356-9500

bsloane@thesba.com

NEWTEK BUSINESS SERVICES, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF INCOME (UNAUDITED)

FOR THE THREE AND SIX MONTHS ENDED JUNE 30, 2013 AND 2012

(In Thousands, except for Per Share Data)

	Three Months Ended June 30,		Six Months Ended June 30,
	2013	2012	2013	2012

Operating revenues
Electronic payment processing	$23,446	$21,371	$45,123	$41,988
Web hosting and design	4,538	4,569	8,918	9,262
Premium income	4,937	2,414	9,196	4,804
Interest income	1,166	817	2,196	1,538
Servicing fee income – NSBF portfolio	666	496	1,280	1,077
Servicing fee income – external portfolios	893	1,475	1,740	1,976
Income from tax credits	29	129	55	319
Insurance commissions	470	319	914	630
Other income	866	748	1,733	1,473

Total operating revenues	$37,011	$32,338	$71,155	$63,067

Net change in fair value of:
SBA loans	(772)	(569)	(1,148)	(663)
Warrant liability	—	(111)	—	(111)
Credits in lieu of cash and notes payable in credits in lieu of cash	7	5	26	41

Total net change in fair value	(765)	(675)	(1,122)	(733)

Operating expenses:
Electronic payment processing costs	19,628	17,833	37,912	35,186
Salaries and benefits	6,323	5,437	12,379	11,113
Interest	1,381	1,136	2,684	1,973
Depreciation and amortization	816	711	1,623	1,512
Provision for loan losses	209	154	327	264
Other general and administrative costs	5,008	4,446	10,025	8,707

Total operating expenses	33,365	29,717	64,950	58,755

Income before income taxes	2,881	1,946	5,083	3,579
Provision for income taxes	1,180	732	2,077	1,340

Net income	1,701	1,214	3,006	2,239
Net income attributable to non-controlling interests	141	29	288	23

Net income attributable to Newtek Business Services, Inc.	$1,842	$1,243	$3,294	$2,262

Weighted average common shares outstanding – basic	35,283	35,922	35,251	35,851

Weighted average common shares outstanding – diluted	37,902	36,881	37,775	36,536

Earnings per share – basic and diluted	$0.05	$0.03	$0.09	$0.06

NEWTEK BUSINESS SERVICES, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED BALANCE SHEETS

JUNE 30, 2013 AND DECEMBER 31, 2012

(In Thousands, except for Per Share Data)

	June 30, 2013	December 31, 2012
	Unaudited
ASSETS
Cash and cash equivalents (includes $2,609 and $1,865, respectively, related to VIE)	$13,999	$14,229
Restricted cash	9,102	8,456
Broker receivable	8,111	16,698
SBA loans held for investment, net (includes $12,350 and $12,910, respectively, related to securitization trust VIE; net of reserve for loan losses of $1,717 and $2,589, respectively)	13,208	14,647
SBA loans held for investment, at fair value (includes $50,374 and $22,931, respectively, related to securitization trust VIE)	58,135	43,055
Accounts receivable (net of allowance of $612 and $561, respectively)	13,589	10,871
SBA loans held for sale, at fair value	2,931	896
Prepaid expenses and other assets, net (includes $1,803 and $1,123, respectively, related to securitization trust VIE)	12,025	11,014
Servicing asset (net of accumulated amortization and allowances of $7,271 and $6,750, respectively)	5,727	4,682
Fixed assets (net of accumulated depreciation and amortization of $10,690 and $10,922, respectively)	3,675	3,523
Intangible assets (net of accumulated amortization of $14,065 and $13,855, respectively)	1,386	1,558
Credits in lieu of cash	5,254	8,703
Deferred tax asset, net	3,312	2,318
Goodwill	12,092	12,092

Total assets	$162,546	$152,742

LIABILITIES AND EQUITY
Liabilities:
Accounts payable, accrued expenses and other liabilities	$11,398	$11,206
Notes payable	30,908	39,823
Note payable – securitization trust VIE	40,450	22,039
Capital lease obligation	689	632
Deferred revenue	1,391	1,437
Notes payable in credits in lieu of cash	5,254	8,703

Total liabilities	90,090	83,840

Commitments and contingencies

Equity:
Newtek Business Services, Inc. shareholders’ equity:
Preferred shares (par value $0.02 per share; authorized 1,000 shares, no shares issued and outstanding)	—	—
Common shares (par value $0.02 per share; authorized 54,000 shares, 36,913 issued; 35,307 and 35,178 outstanding, respectively, not including 83 shares held in escrow)	738	738
Additional paid-in capital	61,035	60,609
Retained earnings (includes $1,466 related to consolidation of VIE on January 1, 2012)	10,303	7,008
Treasury shares, at cost (1,606 and 1,735 shares, respectively)	(1,354)	(1,508)

Total Newtek Business Services, Inc. shareholders’ equity	70,722	66,847
Non-controlling interests	1,734	2,055

Total equity	72,456	68,902

Total liabilities and equity	$162,546	$152,742

NEWTEK BUSINESS SERVICES, INC. AND SUBSIDIARIES

MODIFIED EBITDA RECONCILIATION FROM PRETAX INCOME (LOSS)

(In Millions)

	Three Months Ended June 30,		For the Year Ended December 31,
	2013 Actual	2012 Actual	2013 Guidance	2012 Actual

Net income before income taxes	$2.9	$1.9	$11.5	$9.4
Income from tax credits	—	(0.1)	(0.1)	(0.5)
Interest expense	1.4	1.1	6.1	4.5
Depreciation and amortization	0.8	0.7	3.2	3.0
Stock compensation expense	0.2	0.1	0.6	0.5
Amortization of 2011 accrued loss on lease restructure	(0.1)	(0.1)	(0.3)	(0.3)

Modified EBITDA	$5.2	$3.7	$20.9	$16.7

*Note:   totals may not add due to rounding